For Immediate Release

FORWARD INDUSTRIES SETS ANNUAL MEETING DATE

Pompano Beach, FL, April 4, 2002 - Forward Industries, Inc. (Nasdaq:FORD) today announced that its Board of Directors has set Friday, May 24, 2002 as the date for the Company's annual meeting of shareholders for the fiscal year ended September 30, 2001. The meeting will be held at 10:00 AM, Eastern Daylight Time, at the Company's offices located at 1801 Green Road, Suite E, Pompano Beach, Florida. Only shareholders of record as of the close of business on the record date, April 25, 2002, are entitled to notice of and to vote at the meeting, in person or by proxy. The Company expects that it will print and mail proxy materials to shareholders on or about April 29, 2002. The deadline for shareholder submission of notice of a matter to be submitted by a shareholder for consideration at the meeting outside of Rule 14a-8 under the Securities Exchange Act of 1934 is April 11, 2002.

About Forward Industries

Forward Industries, Inc. designs, manufactures and distributes custom carrying case solutions primarily for cellular phones, laptop computers and home medical equipment. The Company sells its products directly to original equipment manufacturers and recently began marketing a line of Carry Solutions under the "Motorola" brand name. Forward's products can be viewed online at www.fwdinnovations.com and www.forwardindustries.com.

Statements in this press release other than statements of historical fact are "forward-looking statements." Such statements are subject to certain risks and uncertainties, identified from time to time in the Company's filings with the Securities and Exchange Commission that could cause actual results to differ materially from any forward-looking statements. These forward-looking statements represent the Company's judgment as of the date of the release. The Company disclaims, however, any interest or obligations to update these forward-looking statements.

CONTACT:	-or-	INVESTOR RELATIONS COUNSEL
Forward Industries, Inc.		The Equity Group Inc.
Jerome E. Ball, CEO		Loren Mortman
(954) 419-9544		(212) 836-9604
lmortman@equityny.com
www.theequitygroup.com